Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Reports Earnings for Third Quarter 2016

HOUSTON — (October 31, 2016) -

Midcoast Energy Partners, L.P. (NYSE: MEP) ("Midcoast Partners" or "the Partnership") reports net loss and cash provided by operating activities for the three months ended September 30, 2016 of $20.7 million and $37.1 million, respectively.

Midcoast Partners reports adjusted EBITDA and distributable cash flow for the three months ended September 30, 2016 of $17.6 million and $16.5 million, respectively. See Non-GAAP reconciliations section below for additional information about these measures.

As previously announced, the board of directors of our general partner declared a quarterly cash distribution of $0.3575 per unit, or $1.43 per unit on an annualized basis, on all of its outstanding common and subordinated units, for the quarter ended September 30, 2016. The approved distribution remains unchanged from the previous quarter. The distribution is payable on November 14, 2016, to unitholders of record at the close of business on November 7, 2016.

THIRD QUARTER HIGHLIGHTS

•	Raising full-year 2016 financial guidance ranges:

o	Adjusted EBITDA $75 - $85 million

o	Distributable cash flow $48 - $55 million

•	Closed divestiture of non-core trucking assets.

"Our third quarter results reflect in-line operational performance, bolstered by our cost management actions and hedges in place above current market prices," said C. Gregory Harper, president for the Partnership. "As a result of our solid financial performance year-to-date, we are raising the Partnership’s full-year 2016 financial guidance for adjusted EBITDA and distributable cash flow."

"We remain focused on executing on our strategic priorities related to our core gathering and processing business, and in this regard we closed on the sale of non-core trucking assets in our Logistics and Marketing segment during the quarter," Harper noted.

Enbridge Inc. (“Enbridge”), our ultimate sponsor, recently announced a merger with Spectra Energy Corp. Enbridge has indicated that as part of the planned integration of the two companies under the proposed merger transaction, Enbridge’s existing U.S. sponsored vehicle strategy, which includes us, will be reviewed in context of the combined enterprise. Thus, while we continue to progress our strategic evaluation to address the challenges in our natural gas business Midcoast Operating L.P. (“Midcoast Operating” or “MOLP”) in light of the low commodity price environment, it is possible that the evaluation and potential execution of any such strategies could be affected by the merger and extend into 2017.

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COMPARATIVE EARNINGS STATEMENT

The financial results for the three and nine months ended September 30, 2016 for Midcoast Partners are presented on a consolidated basis. We own a 51.6 percent controlling interest in Midcoast Operating, and for the three and nine months ended September 30, 2016, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for Enbridge Energy Partners, L.P.’s (“EEP’s”) interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended		Nine months ended
	September 30,		September 30,
(unaudited; in millions, except per unit amounts)	2016	2015	2016	2015
Operating revenue	$486.0	$661.0	$1,345.5	$2,314.6
Operating expenses:
Cost of natural gas and natural gas liquids	404.0	522.7	1,111.1	1,972.4
Operating and maintenance	54.9	74.0	174.0	206.9
General and administrative	18.2	21.2	50.7	61.1
Goodwill impairment	-	-	-	226.5
Asset impairment	-	-	10.6	12.3
Depreciation and amortization	39.2	39.2	118.7	118.3
Operating income (loss)	(30.3)	3.9	(119.6)	(282.9)
Interest expense, net	(8.5)	(7.6)	(25.0)	(21.5)
Other income	8.4	8.5	22.3	20.3
Income (loss) before income tax expense	(30.4)	4.8	(122.3)	(284.1)
Income tax expense	(0.7)	(3.7)	(2.1)	(1.4)
Net income (loss)	(31.1)	1.1	(124.4)	(285.5)

Less: Net income (loss) attributable to noncontrolling interest	(10.4)	4.7	(46.7)	(125.4)
Net loss attributable to general and limited partner
ownership interest in Midcoast Energy Partners, L.P.	$(20.7)	$(3.6)	$(77.7)	$(160.1)

Net loss attributable to limited partners	$(20.3)	$(3.5)	$(76.1)	$(156.8)
Weighted average limited partner units	45.2	45.2	45.2	45.2
Net loss per limited partner unit (dollars per unit)	$(0.45)	$(0.08)	$(1.68)	$(3.47)

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and nine months ended September 30, 2016 with the same period of 2015. The comparison refers to operating income and adjusted operating income. Adjusted operating income excludes the effect of certain non-cash and other items that we believe are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Nine months ended
Operating Income (Loss)	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Gathering, Processing and Transportation	$(26.0)	$16.7	$(95.9)	$(219.0)
Logistics and Marketing	(2.9)	(11.7)	(20.3)	(60.0)
Operating income (loss)	$(28.9)	$5.0	$(116.2)	$(279.0)

Midcoast Operating	Three months ended		Nine months ended
Adjusted Operating Income (Loss)	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Gathering, Processing and Transportation	$(9.2)	$5.5	$(12.1)	$16.7
Logistics and Marketing	(2.2)	4.4	(1.9)	2.9
Adjusted operating income (loss)	$(11.4)	$9.9	$(14.0)	$19.6

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Gathering, Processing and Transportation – Third quarter operating results for the Gathering, Processing and Transportation segment were $42.7 million lower than the same period of 2015. The decrease in segment operating results was due in part to a net decrease of $26.8 million in segment gross margin attributable to non-cash unrealized mark-to-market losses during the third quarter of 2016 compared to similar unrealized market-to-market gains during the same period of 2015. The decrease in segment operating results was also related to lower natural gas and NGL system volumes, in addition to lower commodity prices, net of hedges. The decrease in operating results was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

Third quarter adjusted operating results for the Gathering, Processing and Transportation segment decreased $14.7 million when compared to the same period of 2015. The decrease in segment adjusted operating results was predominantly attributable to lower natural gas and NGL system production volumes, in addition to lower commodity prices, net of hedges. Lower system volumes were primarily attributable to the continued low commodity price environment for hydrocarbons, which has resulted in reductions in drilling activity from producers in the areas in which we operate. The decreases in reported and adjusted operating results were partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

Midcoast Operating	Three months ended		Nine months ended
Gathering, Processing and Transportation Throughput	September 30,		September 30,
(MMBtu per day)	2016	2015	2016	2015
East Texas	894,000	966,000	924,000	981,000
Anadarko	606,000	760,000	632,000	794,000
North Texas	192,000	262,000	202,000	274,000
Total	1,692,000	1,988,000	1,758,000	2,049,000

NGL Production
(Barrels per day)	2016	2015	2016	2015
Total System Production	67,588	85,343	70,932	82,498

Logistics and Marketing –Third quarter operating loss for the Logistics and Marketing segment decreased $8.8 million compared to the same period of 2015. The decrease in segment operating loss was primarily attributable to the loss on natural gas contracts assignment of $10.6 million recorded during the comparable period from 2015. No similar charge was recorded in the current quarter. Operating results were also benefited from lower operating and administrative expenses from enacted cost reduction measures.

Third quarter adjusted operating results for the Logistics and Marketing segment were $6.6 million lower than the same period of 2015. The decrease in segment adjusted operating results was predominantly attributable to lower natural gas and NGL system volumes, in addition to lower storage margins. The decrease in adjusted operating results was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will host a conference call at 8:30 a.m. Eastern Time on Monday, October 31, 2016 to review its third quarter 2016 financial results. The call will be webcast live over the internet and may be accessed on the Midcoast Partners website under “Events and Presentations” or directly at http://edge.media-server.com/m/p/rb46g8ww.

Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

http://www.midcoastpartners.com under “Events and Presentations”

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Replay Information

A webcast replay will be available at the link above approximately two hours after the conclusion of the event. A transcript will be posted to the website within approximately 24 hours.

NON-GAAP RECONCILIATIONS

Adjusted net loss for the Partnership and adjusted operating income (loss) for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that we believe are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges with estimating some of the items, particularly with estimating non-cash unrealized derivative fair value losses and gains, which are subject to market variability, and therefore a reconciliation is not available without unreasonable effort. Non-GAAP measures no longer include make-up rights and option premium amortization adjustments. These changes were made on a prospective basis beginning with the second quarter of 2016 and are not material for historical periods presented.

Midcoast Energy Partners	Three months ended		Nine months ended
Adjusted Net Income (Loss)	September 30,		September 30,
(unaudited; in millions, except per unit amounts)	2016	2015	2016	2015
Net loss attributable to general and limited partner
ownership interests in Midcoast Energy Partners, L.P.	$(20.7)	$(3.6)	$(77.7)	$(160.1)
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	8.6	(5.2)	42.6	18.3
-Logistics and Marketing	(1.0)	1.2	2.6	8.5
Make-up rights adjustment	-	(0.2)	-	(0.5)
Option premium amortization	-	(0.3)	0.6	(2.8)
Loss on sale of non-core assets and severance	1.5	1.6	1.5	1.6
Loss on natural gas contracts assignment	-	5.3	-	5.3
Goodwill impairment	-	-	-	116.9
Asset impairment	-	-	5.5	6.3
Adjusted net loss	$(11.6)	$(1.2)	$(24.9)	$(6.5)

Adjusted net loss attributable to limited partners	$(11.3)	$(1.1)	$(24.3)	$(6.3)
Weighted average units	45.2	45.2	45.2	45.2
Adjusted net loss per limited partner unit (dollars per unit)	$(0.25)	$(0.02)	$(0.53)	$(0.14)

Midcoast Operating	Three months ended		Nine months ended
Gathering, Processing and Transportation	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Operating income (loss)	$(26.0)	$16.7	$(95.9)	$(219.0)
Noncash derivative fair value losses (gains)	16.8	(10.0)	82.6	35.5
Option premium amortization	-	(0.9)	1.2	(5.6)
Gain on natural gas contracts assignment	-	(0.3)	-	(0.3)
Goodwill impairment	-	-	-	206.1
Adjusted operating income (loss)	$(9.2)	$5.5	$(12.1)	$16.7

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Midcoast Operating	Three months ended		Nine months ended
Logistics and Marketing	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Operating loss	$(2.9)	$(11.7)	$(20.3)	$(60.0)
Noncash derivative fair value losses (gains)	(2.2)	2.3	4.9	16.4
Loss on sale of non-core assets and severance	2.9	3.2	2.9	3.2
Loss on natural gas contracts assignment	-	10.6	-	10.6
Goodwill impairment	-	-	-	20.4
Asset impairment	-	-	10.6	12.3
Adjusted operating income (loss)	$(2.2)	$4.4	$(1.9)	$2.9

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to manage the performance of the entity. Distributable cash flow is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders of the Partnership. MOLP adjusted EBITDA, inclusive of other cash items is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to make cash distributions to the partners of Midcoast Operating. The following reconciliations of net loss to adjusted EBITDA, net cash provided by operating activities to MOLP adjusted EBITDA, and net cash provided by operating activities to distributable cash flow are provided because adjusted EBITDA and distributable cash flow are not financial measures recognized under generally accepted accounting principles.

Midcoast Partners	Three months ended		Nine months ended
Adjusted EBITDA	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Net loss attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$(20.7)	$(3.6)	$(77.7)	$(160.1)
Depreciation and amortization	39.2	39.2	118.7	118.3
Income tax expense	0.7	3.7	2.1	1.4
Interest expense, net	8.5	7.6	25.0	21.5
Net income (loss) attributable to noncontrolling interest	(10.4)	4.7	(46.7)	(125.4)
Noncash derivative fair value losses (gains)	14.6	(7.7)	87.5	51.9
Option premium amortization	-	(0.9)	1.2	(5.6)
Make-up rights adjustment	-	(0.4)	0.1	(0.9)
Goodwill impairment	-	-	-	226.5
Asset impairment	-	-	10.6	12.3
Loss on sale of non-core assets and severance	2.9	3.2	2.9	3.2
Loss on natural gas contracts assignment	-	10.3	-	10.3
Adjusted EBITDA	34.8	56.1	123.7	153.4
Less: Adjusted EBITDA attributable to EEP retained interest	(17.2)	(27.5)	(61.2)	(75.9)
Adjusted EBITDA attributable to MEP	$17.6	$28.6	$62.5	$77.5

Adjusted EBITDA attributable to EEP retained interest	17.2	27.5	61.2	75.9
Other	1.0	0.9	2.8	3.5
Adjusted EBITDA attributable to MOLP(1)	$35.8	$57.0	$126.5	$156.9

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

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Midcoast Operating	Three months ended		Nine months ended
Adjusted EBITDA	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Net cash provided by operating activities	$37.1	$59.4	$139.9	$198.6
Changes in operating assets and liabilities,
net of cash acquired	(10.8)	(14.4)	(46.6)	(67.5)
Income tax expense	0.7	3.7	2.1	1.4
Interest expense, net	8.5	7.6	25.0	21.5
Option premium amortization	-	(0.9)	1.2	(5.6)
Other	0.3	1.6	4.9	8.5
Adjusted EBITDA attributable to MOLP (1)	$35.8	$57.0	$126.5	$156.9

G&A abatement	6.3	6.3	18.8	18.8
Texas Express distributions in excess of equity earnings	6.2	3.2	11.7	10.2
MOLP adjusted EBITDA, inclusive of other cash items (1)	$48.3	$66.5	$157.0	$185.9

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

Midcoast Partners	Three months ended		Nine months ended
Distributable Cash Flow	September 30,		September 30,
(unaudited; in millions)	2016	2015	2016	2015
Net cash provided by operating activities	$37.1	$59.4	$139.9	$198.6
Changes in operating assets and liabilities,
net of cash acquired	(10.8)	(14.4)	(46.6)	(67.5)
Option premium amortization	-	(0.9)	1.2	(5.6)
Amounts attributable to EEP retained interest	(17.0)	(25.8)	(60.3)	(75.9)
Maintenance capital expenditures	(3.1)	(5.1)	(10.6)	(12.8)
G&A abatement	3.3	3.3	9.8	9.8
Texas Express distribution in excess of equity earnings	3.2	1.7	6.0	5.3
Distribution support agreement(1)	5.1	-	8.2	-
Other	(1.3)	0.7	1.9	5.0
Distributable cash flow	$16.5	$18.9	$49.5	$56.9

(1)	Distribution agreement in place with sponsor to support 1.0x coverage of the then declared distribution with a term through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, L.L.C., the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation.

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Forward-Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," “consider,” "continue," "could," "estimate," "expect," “explore,” “evaluate,” "forecast," "intend," "may," "plan," "position," "projection," "should," "strategy," “opportunity,” "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward-looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; (8) cost overruns and delays on construction projects resulting from numerous factors; (9) our ability to comply with covenants in our debt agreements; and (10) the results of the Partnership’s and EEP’s reviews of strategic alternatives as discussed above.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequently filed Quarterly Reports on Form 10-Q and current Reports on Form 8-K for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

Tax Notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Midcoast Energy Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Midcoast Energy Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Midcoast Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Michael Barnes

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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